UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 29, 2015
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Textura Corporation
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-35956	26-1212370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Lake Cook Road, Deerfield, IL		60015
(Address of Principal Executive Offices)		(Zip Code)

(847) 457-6500
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on Form 8-K filed with the Securities and Exchange Commission on April 30, 2015, on April 29, 2015, the Board of Directors of Textura Corporation (the “Company”) appointed David Habiger as interim Chief Executive Officer effective April 30, 2015.

On May 5, 2015, the Company and Mr. Habiger entered into a letter agreement dated May 4, 2015, which provides that he will be employed by the Company on an “at will” basis as interim Chief Executive Officer and will receive (i) an annual base salary of $600,000 and (ii) a restricted stock unit award with a value of $2,250,000, which will cliff vest on May 4, 2016.

The foregoing description of Mr. Habiger’s employment and compensation arrangement is qualified in its entirety by reference to the full text of the letter agreement, which is filed as an exhibit to this Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1     Letter Agreement, dated May 4, 2015, of David Habiger

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTURA CORPORATION
May 6, 2015	By:	/s/ Ryan Lawrence
		Name:	Ryan Lawrence
		Title:	SVP and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated May 4, 2015, of David Habiger